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                      FIRST AMENDMENT TO PAINTED
POST PARTNERS

PARTNERSHIP AGREEMENT

     This Agreement is made and entered into as of the 22nd day of October, 1996 by and between DANIEL R. BATY ("Baty") and RAYMOND R. BRANDSTROM
("Brandstrom") each of whom does hereby agree that the Painted Post Partnership Agreement dated as of October 1, 1995 (the "Agreement") shall be and hereby is amended as follows:

     1. Article II is hereby deleted in its entirety and the following inserted instead:

     This Partnership exists for the sole purposes of owning, leasing and operating residential care facilities in the State of New York (the
"Facilities"). The Partnership possesses the authority to do any and all things and to take any and all action for the furtherance of the foregoing purposes. The Partnership shall not be authorized to acquire or operate any other property real or personal, other than real or personal property related to or necessary for the lawful ownership or operation of the Facilities.

     2. Any and all references in the Agreement to the "Facility" shall be deemed to be references to the "Facilities".

     3. Except as specifically set forth herein, the Agreement shall remain in full force and effect as originally executed by the undersigned parties.

     IN WITNESS WHEREOF, the parties hereby
execute this Amendment as of the day and year first set forth above.


RAYMOND R. BRANDSTOM

/s/ Raymond R. Brandstrom

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DANIEL R. BATY

/s/ Daniel R. Baty

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